Exhibit 10.2
RESTRICTED STOCK UNIT AGREEMENT
PURSUANT TO ZIFF DAVIS, INC.
2024 EQUITY INCENTIVE PLAN

THIS RESTRICTED STOCK UNIT AGREEMENT is made as of [•] (the “Grant Date”) by and between [•] (the “Participant”) and Ziff Davis, Inc., a Delaware corporation (the “Company”), pursuant to the Company’s 2024 Equity Incentive Plan (the “Plan”). Capitalized terms used but not defined herein shall have the meanings assigned to them under the Plan.

    WHEREAS, the Committee itself by action taken on [•] authorized and directed the Company to make an award of restricted stock units to the Participant under the Plan for the purposes expressed in the Plan.

    NOW THEREFORE, in consideration of the foregoing and the mutual undertakings herein contained, the parties agree as follows:

1.Award of Restricted Stock Units.

(a) In accordance with the terms of the Plan and subject to the further terms, conditions and restrictions contained in this Agreement, the Company hereby awards to the Participant [•] restricted stock units (the “Units”), each representing the right to receive one share of the Company’s common stock, $0.01 par value (the “Common Stock”) subject to the conditions of the Plan and this Agreement.
(b)    In accordance with the terms of the Plan and subject to the further terms, conditions and restrictions contained in this Agreement, the Company hereby awards to the Participant a dividend equivalent right for each Unit granted herein (“Dividend Equivalent Right”), which is the right to receive a cash amount equal to the value of all cash dividends declared and paid in respect of one share of Common Stock underlying one Unit for the period commencing on the Grant Date and ending on the date that such Units are settled pursuant to Section 2(e). Dividend Equivalent Rights shall not be deemed to be reinvested in the Common Stock and shall be held uninvested and without interest, subject to the same conditions as the underlying Units to which they relate, including without limitation, the same vesting or performance requirements, forfeiture and clawback provisions, and the same settlement provisions, in each case, applicable to the Units. If dividends are paid in Common Stock or other forms of property or equity securities, the Committee shall make appropriate adjustments to the Units pursuant to the terms of Section 3 of this Agreement and Section 9.4 of the Plan. All references herein to Units shall include the related Dividend Equivalent Rights.

2. Terms of Restricted Stock Units. The Participant hereby accepts the Units and agrees with respect thereto as follows:

(a)    Forfeiture of Restricted Stock Units. In the event that the Participant’s continuous employment with the Company and its subsidiaries shall terminate for any reason, except as otherwise provided in Section 2(c), the Participant shall, for no consideration, forfeit all Units to the extent they are not fully vested.

(b)    Assignment of Units Prohibited. The Units may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of.

(c)    Vesting Schedule. The Units shall vest in accordance with the following schedule provided that the Participant has been continuously employed by the Company from the date of this Agreement through the applicable vesting date:

Date	Number of Shares on Which Restrictions Lapse
[•]	[•]
[•]	[•]
[•]	[•]

Notwithstanding the foregoing, upon (i) the Participant’s Termination of Service as a result of his or her death or Disability, the Units shall become fully vested (if not already vested pursuant to schedule above) on the date of such event and (ii) except as may otherwise be provided in any employment or separation agreement between the Company and the Participant, the occurrence of a Change in Control, as defined below, the Units shall become fully vested unless the Board determines that the Participant has been offered substantially identical replacement restricted stock units and a comparable position at any acquiring company.

For purposes of this Agreement, a “Change in Control” of the Company shall be deemed to have occurred if:

(i) any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the Company, any employee benefit plan sponsored by the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d−3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;

(ii) during any period of two consecutive years individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this Section 2(c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(iv) the liquidation of the Company or the sale or disposition by the Company of all or substantially all of the Company’s assets. For the purposes of this subsection (iv), “substantially all” of the Company’s assets shall mean assets for which the price or consideration upon sale or disposition equals or exceeds seventy-five percent (75%) or more of the fair market value of the Company.

(d)    Shareholder Rights. The Participant shall have no rights to dividends or any other rights of a shareholder with respect to shares of Common Stock subject to this award of Units unless and until such time as the award has been settled by the transfer of shares of Common Stock to the Participant.

(e)    Settlement and Delivery of Common Stock. Payment of vested Units shall be made as soon as administratively practicable after vesting and no later than 60 days following the vesting date. Settlement of the Units will be made by payment in shares of Common Stock or cash in accordance with the Plan. Notwithstanding the foregoing, the Company shall not be obligated to deliver any shares of Common Stock if counsel to the Company determines that such sale or delivery would violate any applicable law or any rule or regulation of any governmental authority or any rule or regulation of, or agreement of the Company with, any securities exchange or association upon which the Stock is listed or quoted. The Company shall in no event be obligated to take any affirmative action in order to cause the delivery of shares of Common Stock to comply with any such law, rule, regulation or agreement.

Furthermore, the Participant understands that the laws of the country in which he/she is working at the time of grant or vesting of the Units or at the subsequent sale of shares of Common Stock granted to the Participant under this award (including any rules or regulations governing securities, foreign exchange, tax, labor or other matters) may subject the Participant to additional procedural or regulatory requirements he/she is solely responsible for and will have to independently fulfill in relation to ownership or sale of such shares.

The Participant further understands and agrees that the Company and any related company are neither responsible for any foreign exchange fluctuations between the Participant’s local currency and the United States Dollar that may affect the value of Common Stock nor liable for any decrease in the value of Common Stock.

3. Adjustments in Units. In the event of a subdivision of the outstanding Common Stock, a declaration of a dividend payable in shares of Common Stock, a declaration of a dividend payable in a form other than shares in an amount that has a material effect on the value of shares of Common Stock, a combination or consolidation of the outstanding Common Stock into a lesser number of shares of Common Stock, a spin-off or divestiture, a recapitalization, a classification or a similar occurrence, the Committee shall make appropriate adjustments in the number of Units and other applicable terms of the Units, including, without limitation, the type of property or securities to which the Units relate.

4. Withholding Requirements. The Committee may make such provisions as it may deem appropriate for the withholding of any taxes and related amounts which it determines is required in connection with this award of Units, and, unless otherwise approved by the Committee, the Company shall either (i) reduce the number of shares of Common Stock that would have otherwise been delivered to the Participant by a number of shares of Common Stock having a Fair Market Value (as defined in the Plan) equal to the amount required to be withheld, or (ii) withhold the appropriate amount of any taxes due in accordance with the Company’s payroll procedures applicable to the Participant. Notwithstanding anything to the contrary herein, if the Participant is an executive officer, within the meaning of Section 16 of the Exchange Act, then the taxes and related amounts that are required to be withheld shall be satisfied by first withholding any otherwise payable Dividend Equivalent Rights and then as otherwise provided in this Section 4. Regardless of the Company’s or any Subsidiary’s actions in connection with tax withholding for the Participant, the Participant acknowledges that the ultimate responsibility for any and all tax-related items in connection with any aspect of the Units is and remains the Participant’s responsibility and liability. Neither the Company nor any Subsidiary make any representation or understanding regarding the treatment of any tax-related amounts in connection with the Units or any shares or awards under the Plan, nor do they make any commitment with respect to the structure of the Units to reduce or eliminate the Participant’s liability for tax-related items.

5. Effect of Employment. Nothing contained in this Agreement shall in any manner be construed to limit in any way the right of the Company or any subsidiary to terminate the Participant’s employment at any time, without regard to the effect of such termination on any rights the Participant would otherwise have under this Agreement, or give any right to the Participant to remain employed by the Company or a subsidiary thereof in any particular position or at any particular rate of compensation.

6. Data Privacy. In order to perform its obligations under the Plan or for the implementation and administration of such Plan, the Company may collect, transfer, use, process, or hold certain personal or sensitive data about the Participant. Such data includes, but is not limited to the Participant’s name, nationality, citizenship, work authorization, date of birth, age, government or tax identification number, passport number, brokerage account information, address, compensation and equity award history, and beneficiaries’ contact information. The Participant explicitly consents to the collection, transfer (including to third parties in the Participant’s home country or the United States or other countries, such as but not limited to human resources personnel, legal and tax advisors, and brokerage administrators), use, processing, and holding, electronically or otherwise, of his/her personal information in connection with this or any other equity award. At all times, the Company shall maintain the confidentiality of the Participant’s personal information, except to the extent the Company is required to provide such information to governmental agencies or other parties; such actions will be undertaken by the Company only in accordance with applicable law.

7. Mode of Communications. The Participant agrees, to the fullest extent permitted by law, in lieu of receiving documents in paper format, to accept electronic delivery of any documents that the Company or related company may deliver in connection with this grant and any other grants offered by the Company, including prospectuses, grant notifications, account statements, annual or quarterly reports, and other communications. Electronic delivery of a document may be made via the Company’s email system or by reference to a location on the Company’s intranet or website or website of the Company’s agent administering the Plan.

To the extent the Participant has been provided with a copy of this Agreement, the Plan, or any other documents relating to this Award in a language other than English, the English language documents will prevail in case of any ambiguities or divergences as a result of translation.

8. Amendment. This Agreement may not be amended except with the consent of the Committee and by a written instrument duly executed by the Participant and the Company.

9. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their heirs, personal representatives, successors and assigns. The Participant acknowledges receipt of a copy of the Plan, which is annexed hereto, represents that he or she is familiar with the terms and provisions thereof and accepts the award of Units hereunder subject to all of the terms and conditions thereof and of this Agreement. The Participant hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Committee upon any questions arising under the Plan or this Agreement.
10. Clawback/Recapture Policy. The Participant’s execution or acceptance of this Agreement shall constitute the Participant’s acknowledgment that the Participant is subject to any clawback or recapture policy that the Company may adopt from time-to-time that is applicable to the Participant, and that the Participant’s Units may be subject to recoupment in each case to the extent provided in the applicable clawback policy.
11. Participant’s Acknowledgement and Waiver. If the Participant is not a resident of the United States, the provisions of Appendix A are incorporated herein in their entirety.
12. Section 409A. If the Participant is a resident of the United States, the Units and any shares of Common Stock issuable in connection therewith are intended to qualify for an exemption from or comply with Section 409A. Notwithstanding any other provision in this Agreement and the Plan to the contrary, the Company, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify this Agreement so that the Units qualify for exemption from or comply with Section 409A; provided, however, that the Company makes no representations that the Units will be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to the Units. No provision of this Agreement will be interpreted or construed to transfer any liability for failure to comply with Section 409A from the Participant any other individual to the Company. By executing this Agreement, the Participant agrees to waive any claim against the Company with respect to any such tax consequences. Notwithstanding anything to the contrary contained in this Agreement, to the extent that any payment or benefit under this Agreement is determined by the Company to constitute “non-qualified deferred compensation” subject to Section 409A and is payable to the Participant by reason of the Participant’s termination of employment, then (a) such payment or benefit shall be made or provided to the Participant only upon a “separation from service” as defined for purposes of Section 409A under applicable regulations and (b) if the Participant is a “specified employee” (within the meaning of Section

409A and as determined by the Company) and a payment delay is required to avoid additional tax under Section 409A(a)(1)(B) or any other taxes or penalties imposed under Section 409A, then such payment or benefit shall not be made or provided before the date that is six months after the date of the Participant’s separation from service. Each payment under this Agreement will be treated as a separate payment under Section 409A. Whenever a payment under this Agreement specifies a payment period with reference to a number of days, the actual date of payment within the specified period shall be within the sole discretion of the Company.
13. Applicable Law. This Agreement shall be governed by the laws of the State of California.
[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Participant have each executed and delivered this Agreement as of the date first above written.

Ziff Davis, Inc.

/s/ Jeremy Rossen
By:	Jeremy Rossen
Its:	Executive Vice President and General Counsel

[•]

APPENDIX A

PROVISIONS APPLICABLE TO NON-U.S. RESIDENTS

If the Participant is not a resident of the United States, by accepting the Units and entering into the Restricted Stock Unit Agreement, the Participant acknowledges and agrees that the following additional terms and conditions are incorporated into the Restricted Stock Unit Agreement in their entirety and govern the Units.

1.Data Privacy. The Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data by and among the Company, any Subsidiary or affiliate of the Company for the exclusive purpose of implementing, administering and managing the Units and the Participant’s participation in the Plan.
a.The Participant acknowledges and agrees that he or she understands that the Company, any Subsidiary or any other affiliate of the Company hold certain personal information about the Participant, including, but not limited to, his or her name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any equity ownership or directorships held in the Company and any related companies, details of all Units or any other entitlement to Common Stock or equity awards granted, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Units and the Plan (“Data”).
b.The Participant acknowledges and agrees that he or she understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Units and the Plan, that these recipients may be located in the Participant’s home country or elsewhere, and that such country may have different data privacy laws and protections than the Participant’s home country. The Participant understands the Participant may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing his or her participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit any shares of Common Stock acquired in connection with the Units. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan. The Participant understands that he or she may, at any time, view the Data, request additional information about the storage and processing of Data, require any necessary amendments to the Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. The Participant understands, however, that refusing or withdrawing his or her consent may affect his or her ability to participate in the Plan, hold Units or shares of Common Stock. For more information on the consequences of refusal to consent or withdrawal of consent, the Participant acknowledges that he or she may contact his or her local human resources representative.
c.The Participant acknowledges that the Company has engaged Fidelity to perform brokerage services in connection with the Plan and may engage other plan administrators (collectively, the “Third Parties”) as third parties to assist in implementation, administration and management of the Plan, and expressly authorizes the Third Parties, together with their successors and assigns, to receive, possess, use and transfer the Data as contemplated hereby. The Participant acknowledges and agrees that, from time-to-time the Company may replace the Third Parties with alternative service providers, and may add other third parties as service providers in connection with the Plan, and the Participant expressly authorizes and agrees that any such parties are also authorized to receive, possess, use and transfer the Data as contemplated hereby.
2.The Plan is discretionary in nature and that the Company can amend, cancel or terminate the Plan at any time.
3.The grant of the Units under the Plan is voluntary and occasional and does not create any contractual or other right to receive grants of any Units, shares of Common Stock, options or benefits in lieu of any options even if options have been granted repeatedly in the past and regardless of any reasonable notice period mandated under local law.
4.All determination with respect to any future awards, including, but not limited to, the times when restricted stock units shall be granted and the vesting schedule or other terms thereof, will be at the sole discretion of the Company.
5.Participation in the Plan is voluntary.
6.The value of the Units is an extraordinary item of compensation that is outside of the scope of the Participant’s employment contract (if any).
7.The Units are not part of normal or expected compensation or salary for any purposes, including, without limitation, calculating severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits, or similar payments.
8.The Units shall expire upon Termination of Service for any reason except as otherwise explicitly provided in this Agreement and the Plan.
9.The future value of the shares of Common Stock acquired following vesting of the Units is unknown and cannot be predicted with any certainty.
10.Where the Participant is not an employee of the Company, the grant of the Units can in no event be understood or interpreted to mean that the Company is the Participant’s employer or that the Participant has an employment relationship with the Company.
11.No claim or entitlement to compensation or damages arises from the termination of the Units or any portion thereof, nor from any diminution in value of the Units or shares of Common

Stock acquired connection with the Plan. The Participant irrevocably releases the Company, the Subsidiaries and the Participant’s employer from any such claim
12.The Participant further understands and agrees that the Company and any related company are neither responsible for any foreign exchange fluctuations between the Participant’s local currency and the United States Dollar that may affect the value of Common Stock nor liable for any decrease in the value of Common Stock.
13. The Participant understands that the laws of the country in which he or she is working at the time of grant of the Units, vesting of the Units or at the subsequent sale of the shares of Common Stock granted to the Participant under this Agreement (including any rules or regulations governing securities, foreign exchange, tax, labor or other matters) may subject the Participant to additional procedural or regulatory requirements he or she is solely responsible for and will have to independently fulfill in relation to ownership or sale of such Units or shares of Common Stock.